UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):
September 26, 2013

Daegis Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-11807 (Commission File No.)	94-2710559 (I.R.S. Employer Identification No.)

600 E. Las Colinas Blvd, Suite 1500
Irving, Texas 75039
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 218-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 25, 2013, at 2:00 p.m. Central Time, Daegis Inc. (the “Company”) held its Annual Meeting of Stockholders for the fiscal year 2013 (the “Annual Meeting”) at the Daegis Inc. headquarters office, 600 E. Las Colinas Blvd, Suite 1500, Irving, Texas 75039. The proposals presented at the annual meeting are described in the proxy statement filed by the Company with the Securities and Exchange Commission on August 23, 2013. At the Annual Meeting, the holders of 11,630,889 shares of the Company’s common stock, which represents approximately 71.98 percent of the shares of the Company’s common stock outstanding and entitled to vote as of the record date of August 8, 2013, were represented in person or by proxy. At the Annual Meeting:

Election of Directors:

Stockholders voted to elect each of the five (5) nominees as Directors of the Company:

	For	% Voted For	Withheld	% Voted Withheld	Broker Non-Votes
Steven D. Whiteman	4,098,641	79.51%	1,056,365	20.49%	6,475,883
Timothy P. Bacci	4,180,987	81.11%	974,019	18.89%	6,475,883
Robert M. Bozeman	4,181,046	81.11%	973,960	18.89%	6,475,883
Richard M. Brooks	4,115,794	79.84%	1,039,212	20.16%	6,475,883
Tery R. Larrew	4,187,192	81.23%	967,814	18.77%	6,475,883

Ratification of Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2014 fiscal year.

	For	Against	Abstain
	11,559,610	30,417	40,862
% of Voted	99.38%	0.26%	0.35%

Approve, on an Advisory Basis, the Compensation of our Named Executive Officers

	For	Against	Abstain	Broker Non-Votes
	4,753,472	283,800	117,734	6,475,883
% of Voted	92.21%	5.50%	2.28%

Approve, on an Advisory Basis, the Frequency of the Vote on Compensation of our Named Executive Officers

	1 Year	2 Years	3 Years	Abstain
	5,061,604	971	70,305	22,126
% of Voted	98.18%	0.01%	1.36%	0.42%

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2013

By:	/s/ Susan K. Conner
Susan K. Conner
Chief Financial Officer, Treasurer & Secretary